Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 18, 2018

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for quarter ended June 30, 2018.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2018 were $3.26, up 39% from $2.35 in the corresponding 2017 quarter and 46% higher than $2.23 in the first quarter of 2018.  GAAP-basis net income in the recent quarter was $493 million, up from $381 million in the second quarter of 2017 and $353 million in the initial 2018 quarter. GAAP-basis net income for the second quarter of 2018 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.70% and 13.32%, respectively, improved from 1.27% and 9.67%, respectively, in the year-earlier quarter and 1.22% and 9.15%, respectively, in the first quarter of 2018. During the initial 2018 quarter, M&T increased its reserve for litigation matters by $135 million in anticipation of the settlement of a Wilmington Trust Corporation civil litigation matter that was preliminarily approved by the court in July 2018. That increase, on an after-tax basis, reduced net income in that quarter by $102 million, or $.68 of diluted earnings per common share. As compared with 2017, income tax expense in 2018 reflects the reduction of the corporate Federal income tax rate from 35% to 21%.

Commenting on M&T’s results for the second quarter, Darren J. King, Executive Vice President and Chief Financial Officer, noted, “M&T’s financial performance in the second quarter was strong, led by a 12 basis point expansion of the net interest margin and higher trust income.  Credit quality continued to be very good with the net charge-off ratio well below our long-term average.  Expenses were in line with our expectations as we continued with our plan to invest savings realized from lower income tax rates in our employees, communities and customer service delivery capabilities. Furthermore, the Federal Reserve did not object to our revised 2018 Capital Plan that includes the repurchase of up to $1.8 billion of common shares and a 25% increase in M&T’s quarterly common stock dividend.”

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M&T BANK CORPORATION

Earnings Highlights

				Change 2Q18 vs.
($ in millions, except per share data)	2Q18	2Q17	1Q18	2Q17	1Q18

Net income	$493	$381	$353	29%	40%
Net income available to common shareholders - diluted	$473	$361	$333	31%	42%
Diluted earnings per common share	$3.26	$2.35	$2.23	39%	46%
Annualized return on average assets	1.70%	1.27%	1.22%
Annualized return on average common equity	13.32%	9.67%	9.15%

For the six-month period ended June 30, 2018, diluted earnings per common share were $5.48, up 23% from $4.47 in the year-earlier period. GAAP-basis net income for the first six months of 2018 totaled $846 million, 16% higher than $730 million in the corresponding 2017 period. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the six-month period ended June 30, 2018 was 1.46% and 11.21%, respectively, improved from 1.21% and 9.28%, respectively, in the similar 2017 period.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.29 in the recent quarter, up from $2.38 in the second quarter of 2017 and $2.26 in the initial 2018 quarter.  Net operating income for the second quarter of 2018 was $498 million, compared with $386 million in the year-earlier period and $357 million in the first quarter of 2018. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income was 1.79% and 19.91%, respectively, in the recent quarter, improved from 1.33% and 14.18%, respectively, in the second quarter of 2017 and 1.28% and 13.51%, respectively, in the first quarter of 2018.

Diluted net operating earnings per common share in the first six months of 2018 increased 22% to $5.54 from $4.53 in the first half of 2017. Net operating income during the six-month period ended June 30, 2018 was $855 million, up 16% from $740 million in the year-earlier period. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.53% and 16.65%, respectively, in the first half of 2018, compared with 1.27% and 13.61%, respectively, in the first six months of 2017.

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M&T BANK CORPORATION

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis aggregated $1.01 billion in 2018’s second quarter, 7% higher than $947 million in the similar 2017 quarter and 3% higher than $980 million in 2018’s initial quarter. That growth resulted from a widening of the net interest margin to 3.83% in the recent quarter from 3.45% in the second quarter of 2017 and 3.71% in the first quarter of 2018. In each quarterly comparison, the impact of the improved margin was partially offset by lower average balances of loans and investment securities.

Taxable-equivalent Net Interest Income

				Change 2Q18 vs.
($ in millions)	2Q18	2Q17	1Q18	2Q17	1Q18

Average earning assets	$106,210	$109,987	$107,231	-3%	-1%
Net interest income ̶ taxable-equivalent	$1,014	$947	$980	7%	3%
Net interest margin	3.83%	3.45%	3.71%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $35 million in the second quarter of 2018, compared with $52 million in the year-earlier quarter and $43 million in 2018’s first quarter. Net charge-offs of loans were $35 million during the recent quarter, compared with $45 million in the second quarter of 2017 and $41 million in the first quarter of 2018.  Expressed as an annualized percentage of average loans outstanding, net charge-offs were .16% and .20% in the second quarters of 2018 and 2017, respectively, and .19% in the first quarter of 2018.

Loans classified as nonaccrual totaled $820 million or .93% of total loans outstanding at June 30, 2018, improved from $872 million or .98% a year earlier and $865 million or .99% at March 31, 2018. Assets taken in foreclosure of defaulted loans were $98 million at June 30, 2018, compared with $105 million at June 30, 2017 and $101 million at March 31, 2018.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses.  As a result of those analyses, the allowance for credit losses totaled $1.02 billion or 1.16% of loans outstanding at each of June 30, 2018 and March 31, 2018, compared with $1.01 billion or 1.13% at June 30, 2017.

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M&T BANK CORPORATION

Asset Quality Metrics

				Change 2Q18 vs.
($ in millions)	2Q18	2Q17	1Q18	2Q17	1Q18

At end of quarter
Nonaccrual loans	$820	$872	$865	-6%	-5%
Real estate and other foreclosed assets	$98	$105	$101	-6%	-3%
Total nonperforming assets	$918	$977	$966	-6%	-5%
Accruing loans past due 90 days or more (1)	$223	$265	$235	-16%	-5%
Nonaccrual loans as % of loans outstanding	.93%	.98%	.99%

Allowance for credit losses	$1,019	$1,008	$1,020	1%	—
Allowance for credit losses as % of loans outstanding	1.16%	1.13%	1.16%

For the period
Provision for credit losses	$35	$52	$43	-33%	-19%
Net charge-offs	$35	$45	$41	-22%	-13%
Net charge-offs as % of average loans (annualized)	.16%	.20%	.19%

(1)	Excludes loans acquired at a discount. Predominantly residential real estate loans.

Noninterest Income and Expense.  Noninterest income totaled $457 million in the recent quarter, compared with $461 million in the second quarter of 2017 and $459 million in the first quarter of 2018. Improved trust income and mortgage banking revenues in the recent quarter were offset by the impact of higher credit-related fees and income from bank-owned life insurance and brokerage services in the year earlier quarter and $23 million of income in the initial 2018 quarter from M&T’s investment in Bayview Lending Group.

Noninterest Income

				Change 2Q18 vs.
($ in millions)	2Q18	2Q17	1Q18	2Q17	1Q18

Mortgage banking revenues	$92	$86	$87	7%	6%
Service charges on deposit accounts	107	106	105	1%	2%
Trust income	138	127	131	9%	5%
Brokerage services income	13	17	13	-24%	-6%
Trading account and foreign exchange gains	5	8	5	-35%	13%
Gain (loss) on bank investment securities	2	—	(9)	—	—
Other revenues from operations	100	117	127	-14%	-21%
Total other income	$457	$461	$459	-1%	—

Noninterest expense totaled $777 million in the second quarter of 2018, $751 million in the year-earlier quarter and $933 million in the first quarter of 2018.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses were $770 million in the recent quarter, $743 million in the year-earlier period and $927 million in 2018’s first quarter. Higher costs for salaries and employee benefits were the most significant factor associated with the rise in noninterest operating expenses in the recent quarter as compared with the year-earlier quarter. The higher noninterest operating expenses in the first quarter of 2018 reflected a $135 million increase in the reserve for litigation matters and seasonally higher stock-based compensation and employee benefits expenses.

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M&T BANK CORPORATION

Noninterest Expense

				Change 2Q18 vs.
($ in millions)	2Q18	2Q17	1Q18	2Q17	1Q18

Salaries and employee benefits	$419	$398	$463	5%	-10%
Equipment and net occupancy	73	74	75	-1%	-2%
Outside data processing and software	49	45	49	12%	3%
FDIC assessments	20	25	20	-23%	-4%
Advertising and marketing	22	16	16	33%	34%
Printing, postage and supplies	9	9	9	-3%	-6%
Amortization of core deposit and other intangible assets	6	8	7	-21%	-4%
Other costs of operations	179	176	294	2%	-39%
Total other expense	$777	$751	$933	3%	-17%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 52.4% in the second quarter of 2018, 52.7% in the year-earlier quarter and 64.0% in the first quarter of 2018.

Balance Sheet.  M&T had total assets of $118.4 billion at June 30, 2018, compared with $120.9 billion at June 30, 2017 and $118.6 billion at March 31, 2018. Loans and leases, net of unearned discount, were $87.8 billion at June 30, 2018 and $89.1 billion at June 30, 2017. The decline from June 30, 2017 reflects acquired residential mortgage loan repayments, partially offset by growth in commercial real estate and consumer loans. Total deposits were $89.3 billion at the recent quarter-end, compared with $93.5 billion at June 30, 2017 and $90.9 billion at March 31, 2018. Those declines reflect maturities of time deposits and lower commercial escrow deposits.

Total shareholders' equity was $15.6 billion at June 30, 2018 and $16.3 billion a year earlier, representing 13.15% and 13.47%, respectively, of total assets. Total shareholders’ equity was $15.7 billion, or 13.24% of total assets at March 31, 2018. Common shareholders' equity was $14.3 billion, or $99.43 per share, at June 30, 2018, compared with $15.1 billion, or $98.66 per share, a year-earlier and $14.5 billion, or $98.60 per share, at March 31, 2018.  Tangible equity per common share was $67.29 at June 30, 2018, compared with $68.20 at June 30, 2017 and $66.99 at March 31, 2018. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.52% at June 30, 2018.

In accordance with its 2017 capital plan, M&T repurchased 2,608,376 shares of its common stock during the recent quarter at an average cost per share of $182.14, for a total cost of $475 million. In the aggregate, during the first six months of 2018, M&T repurchased 6,391,658 shares of common stock under that plan at a total cost of $1.2 billion.

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M&T BANK CORPORATION

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 10:00 a.m. Eastern Time.  Those wishing to participate in the call may dial (877) 780-2276.  International participants, using any applicable international calling codes, may dial (973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #3553997.  The conference call will be webcast live through M&T's website at http://ir.mtb.com/events.cfm. A replay of the call will be available until Sunday, July 29, by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID #3553997.  The event will also be archived and available by 7:00 p.m. today on M&T's website at http://ir.mtb.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the

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M&T BANK CORPORATION

actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Six months ended
	June 30			June 30
Amounts in thousands, except per share	2018	2017	Change	2018	2017	Change
Performance
Net income	$493,160	381,053	29%	$845,770	729,980	16%
Net income available to common shareholders	472,600	360,662	31%	805,342	689,217	17%
Per common share:
Basic earnings	$3.26	2.36	38%	$5.49	4.49	22%
Diluted earnings	3.26	2.35	39%	5.48	4.47	23%
Cash dividends	$.80	.75	7%	$1.55	1.50	3%
Common shares outstanding:
Average - diluted (1)	144,998	153,276	-5%	146,941	154,108	-5%
Period end (2)	144,261	152,539	-5%	144,261	152,539	-5%
Return on (annualized):
Average total assets	1.70%	1.27%		1.46%	1.21%
Average common shareholders' equity	13.32%	9.67%		11.21%	9.28%
Taxable-equivalent net interest income	$1,014,184	946,936	7%	$1,994,510	1,869,195	7%
Yield on average earning assets	4.28%	3.79%		4.20%	3.73%
Cost of interest-bearing liabilities	.71%	.52%		.68%	.52%
Net interest spread	3.57%	3.27%		3.52%	3.21%
Contribution of interest-free funds	.26%	.18%		.25%	.19%
Net interest margin	3.83%	3.45%		3.77%	3.40%
Net charge-offs to average total net loans (annualized)	.16%	.20%		.17%	.20%
Net operating results (3)
Net operating income	$497,869	385,974	29%	$855,367	740,009	16%
Diluted net operating earnings per common share	3.29	2.38	38%	5.54	4.53	22%
Return on (annualized):
Average tangible assets	1.79%	1.33%		1.53%	1.27%
Average tangible common equity	19.91%	14.18%		16.65%	13.61%
Efficiency ratio	52.42%	52.74%		58.16%	54.81%

	At June 30
Loan quality	2018	2017	Change
Nonaccrual loans	$819,984	872,374	-6%
Real estate and other foreclosed assets	98,062	104,424	-6%
Total nonperforming assets	$918,046	976,798	-6%
Accruing loans past due 90 days or more (4)	$223,026	265,461	-16%
Government guaranteed loans included in totals above:
Nonaccrual loans	$34,870	39,296	-11%
Accruing loans past due 90 days or more	202,394	235,227	-14%
Renegotiated loans	$242,528	221,892	9%
Accruing loans acquired at a discount past due 90 days or more (5)	$47,405	57,498	-18%
Purchased impaired loans (6):
Outstanding customer balance	$606,683	838,476	-28%
Carrying amount	352,465	512,393	-31%
Nonaccrual loans to total net loans	.93%	.98%
Allowance for credit losses to total loans	1.16%	1.13%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Amounts in thousands, except per share	2018	2018	2017	2017	2017
Performance
Net income	$493,160	352,610	322,403	355,923	381,053
Net income available to common shareholders	472,600	332,749	302,486	335,804	360,662
Per common share:
Basic earnings	$3.26	2.24	2.01	2.22	2.36
Diluted earnings	3.26	2.23	2.01	2.21	2.35
Cash dividends	$.80	.75	.75	.75	.75
Common shares outstanding:
Average - diluted (1)	144,998	148,905	150,348	151,691	153,276
Period end (2)	144,261	146,799	150,112	151,291	152,539
Return on (annualized):
Average total assets	1.70%	1.22%	1.06%	1.18%	1.27%
Average common shareholders' equity	13.32%	9.15%	8.03%	8.89%	9.67%
Taxable-equivalent net interest income	$1,014,184	980,326	980,457	965,962	946,936
Yield on average earning assets	4.28%	4.11%	3.93%	3.89%	3.79%
Cost of interest-bearing liabilities	.71%	.64%	.59%	.57%	.52%
Net interest spread	3.57%	3.47%	3.34%	3.32%	3.27%
Contribution of interest-free funds	.26%	.24%	.22%	.21%	.18%
Net interest margin	3.83%	3.71%	3.56%	3.53%	3.45%
Net charge-offs to average total net loans (annualized)	.16%	.19%	.12%	.11%	.20%
Net operating results (3)
Net operating income	$497,869	357,498	326,664	360,658	385,974
Diluted net operating earnings per common share	3.29	2.26	2.04	2.24	2.38
Return on (annualized):
Average tangible assets	1.79%	1.28%	1.12%	1.25%	1.33%
Average tangible common equity	19.91%	13.51%	11.77%	13.03%	14.18%
Efficiency ratio	52.42%	63.98%	54.65%	56.00%	52.74%

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2018	2018	2017	2017	2017
Nonaccrual loans	$819,984	864,671	882,598	869,362	872,374
Real estate and other foreclosed assets	98,062	101,514	111,910	110,515	104,424
Total nonperforming assets	$918,046	966,185	994,508	979,877	976,798
Accruing loans past due 90 days or more (4)	$223,026	235,325	244,405	261,288	265,461
Government guaranteed loans included in totals above:
Nonaccrual loans	$34,870	36,618	35,677	34,687	39,296
Accruing loans past due 90 days or more	202,394	223,611	235,489	252,072	235,227
Renegotiated loans	$242,528	226,829	221,513	226,672	221,892
Accruing loans acquired at a discount past due 90 days or more (5)	$47,405	49,349	47,418	56,225	57,498
Purchased impaired loans (6):
Outstanding customer balance	$606,683	643,124	688,091	779,340	838,476
Carrying amount	352,465	378,000	410,015	466,943	512,393
Nonaccrual loans to total net loans	.93%	.99%	1.00%	.99%	.98%
Allowance for credit losses to total loans	1.16%	1.16%	1.16%	1.15%	1.13%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2018	2017	Change	2018	2017	Change
Interest income	$1,128,905	1,030,413	10%	$2,211,055	2,036,446	9%
Interest expense	120,118	92,213	30	226,751	183,986	23
Net interest income	1,008,787	938,200	8	1,984,304	1,852,460	7
Provision for credit losses	35,000	52,000	-33	78,000	107,000	-27
Net interest income after provision for credit losses	973,787	886,200	10	1,906,304	1,745,460	9
Other income
Mortgage banking revenues	92,499	86,163	7	179,805	170,855	5
Service charges on deposit accounts	106,784	106,057	1	211,899	210,233	1
Trust income	137,641	126,797	9	269,016	246,812	9
Brokerage services income	12,629	16,617	-24	26,021	34,001	-23
Trading account and foreign exchange gains	5,255	8,084	-35	9,892	17,775	-44
Gain (loss) on bank investment securities	2,326	(17)	—	(7,105)	(17)	—
Other revenues from operations	100,280	117,115	-14	226,582	228,002	-1
Total other income	457,414	460,816	-1	916,110	907,661	1
Other expense
Salaries and employee benefits	418,537	398,054	5	881,965	847,795	4
Equipment and net occupancy	73,031	73,797	-1	147,828	148,163	—
Outside data processing and software	49,712	44,575	12	98,141	88,876	10
FDIC assessments	19,560	25,353	-23	39,840	54,180	-26
Advertising and marketing	21,768	16,324	33	38,016	32,434	17
Printing, postage and supplies	8,719	8,957	-3	18,038	18,665	-3
Amortization of core deposit and other intangible assets	6,388	8,113	-21	13,020	16,533	-21
Other costs of operations	178,862	175,462	2	473,073	331,841	43
Total other expense	776,577	750,635	3	1,709,921	1,538,487	11
Income before income taxes	654,624	596,381	10	1,112,493	1,114,634	—
Applicable income taxes	161,464	215,328	-25	266,723	384,654	-31
Net income	$493,160	381,053	29%	$845,770	729,980	16%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2018	2018	2017	2017	2017
Interest income	$1,128,905	1,082,150	1,074,139	1,057,210	1,030,413
Interest expense	120,118	106,633	102,689	100,076	92,213
Net interest income	1,008,787	975,517	971,450	957,134	938,200
Provision for credit losses	35,000	43,000	31,000	30,000	52,000
Net interest income after provision for credit losses	973,787	932,517	940,450	927,134	886,200
Other income
Mortgage banking revenues	92,499	87,306	96,235	96,737	86,163
Service charges on deposit accounts	106,784	105,115	107,783	109,356	106,057
Trust income	137,641	131,375	129,669	124,900	126,797
Brokerage services income	12,629	13,392	12,768	14,676	16,617
Trading account and foreign exchange gains	5,255	4,637	10,468	7,058	8,084
Gain (loss) on bank investment securities	2,326	(9,431)	21,296	—	(17)
Other revenues from operations	100,280	126,302	105,834	106,702	117,115
Total other income	457,414	458,696	484,053	459,429	460,816
Other expense
Salaries and employee benefits	418,537	463,428	402,394	398,605	398,054
Equipment and net occupancy	73,031	74,797	71,363	75,558	73,797
Outside data processing and software	49,712	48,429	50,033	45,761	44,575
FDIC assessments	19,560	20,280	23,722	23,969	25,353
Advertising and marketing	21,768	16,248	19,366	17,403	16,324
Printing, postage and supplies	8,719	9,319	8,563	8,732	8,957
Amortization of core deposit and other intangible assets	6,388	6,632	7,025	7,808	8,113
Other costs of operations	178,862	294,211	213,347	228,189	175,462
Total other expense	776,577	933,344	795,813	806,025	750,635
Income before income taxes	654,624	457,869	628,690	580,538	596,381
Applicable income taxes	161,464	105,259	306,287	224,615	215,328
Net income	$493,160	352,610	322,403	355,923	381,053

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2018	2017	Change
ASSETS
Cash and due from banks	$1,367,594	1,344,478	2%
Interest-bearing deposits at banks	6,669,985	5,023,829	33
Federal funds sold	1,500	1,000	50
Trading account	148,303	174,646	-15
Investment securities	13,283,002	15,816,060	-16
Loans and leases:
Commercial, financial, etc.	21,894,857	22,191,051	-1
Real estate - commercial	34,137,937	33,348,991	2
Real estate - consumer	18,310,712	20,960,171	-13
Consumer	13,453,944	12,580,342	7
Total loans and leases, net of unearned discount	87,797,450	89,080,555	-1
Less: allowance for credit losses	1,019,248	1,008,225	1
Net loans and leases	86,778,202	88,072,330	-1
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	58,569	86,422	-32
Other assets	5,525,786	5,784,690	-4
Total assets	$118,426,053	120,896,567	-2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,086,191	32,366,426	-1%
Interest-bearing deposits	56,924,970	60,978,895	-7
Deposits at Cayman Islands office	261,427	195,617	34
Total deposits	89,272,588	93,540,938	-5
Short-term borrowings	3,239,416	1,695,453	91
Accrued interest and other liabilities	1,953,848	1,727,059	13
Long-term borrowings	8,382,316	7,649,580	10
Total liabilities	102,848,168	104,613,030	-2
Shareholders' equity:
Preferred	1,231,500	1,231,500	—
Common	14,346,385	15,052,037	-5
Total shareholders' equity	15,577,885	16,283,537	-4
Total liabilities and shareholders' equity	$118,426,053	120,896,567	-2%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2018	2018	2017	2017	2017
ASSETS
Cash and due from banks	$1,367,594	1,291,664	1,420,888	1,368,252	1,344,478
Interest-bearing deposits at banks	6,669,985	6,135,434	5,078,903	6,306,484	5,023,829
Federal funds sold	1,500	1,000	—	—	1,000
Trading account	148,303	141,134	132,909	170,516	174,646
Investment securities	13,283,002	14,066,564	14,664,525	15,073,926	15,816,060
Loans and leases:
Commercial, financial, etc.	21,894,857	21,697,522	21,742,651	21,743,251	22,191,051
Real estate - commercial	34,137,937	33,753,506	33,366,373	32,914,288	33,348,991
Real estate - consumer	18,310,712	18,960,946	19,613,344	20,265,162	20,960,171
Consumer	13,453,944	13,298,775	13,266,615	13,002,433	12,580,342
Total loans and leases, net of unearned discount	87,797,450	87,710,749	87,988,983	87,925,134	89,080,555
Less: allowance for credit losses	1,019,248	1,019,671	1,017,198	1,013,326	1,008,225
Net loans and leases	86,778,202	86,691,078	86,971,785	86,911,808	88,072,330
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	58,569	64,957	71,589	78,614	86,422
Other assets	5,525,786	5,637,881	5,659,776	5,899,092	5,784,690
Total assets	$118,426,053	118,622,824	118,593,487	120,401,804	120,896,567

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,086,191	31,817,516	33,975,180	33,111,246	32,366,426
Interest-bearing deposits	56,924,970	58,851,050	58,278,970	60,170,133	60,978,895
Deposits at Cayman Islands office	261,427	278,064	177,996	232,014	195,617
Total deposits	89,272,588	90,946,630	92,432,146	93,513,393	93,540,938
Short-term borrowings	3,239,416	1,626,129	175,099	200,768	1,695,453
Accrued interest and other liabilities	1,953,848	1,749,320	1,593,993	1,791,946	1,727,059
Long-term borrowings	8,382,316	8,591,051	8,141,430	8,577,645	7,649,580
Total liabilities	102,848,168	102,913,130	102,342,668	104,083,752	104,613,030
Shareholders' equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common	14,346,385	14,478,194	15,019,319	15,086,552	15,052,037
Total shareholders' equity	15,577,885	15,709,694	16,250,819	16,318,052	16,283,537
Total liabilities and shareholders' equity	$118,426,053	118,622,824	118,593,487	120,401,804	120,896,567

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2018 from		June 30,				Change
Dollars in millions	2018		2017		2018		June 30,	March 31,	2018		2017		in
	Balance	Rate	Balance	Rate	Balance	Rate	2017	2018	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$4,890	1.79%	4,741	1.03%	4,941	1.53%	3%	-1%	$4,916	1.66%	5,443	.90%	-10%
Federal funds sold	1	2.23	1	1.44	3	1.85	—	—	2	1.91	—	—	—
Trading account	57	2.92	64	1.50	54	3.00	-11	6	55	2.96	62	1.84	-10
Investment securities	13,856	2.38	15,913	2.36	14,467	2.33	-13	-4	14,164	2.35	15,956	2.40	-11
Loans and leases, net of unearned discount
Commercial, financial, etc.	21,709	4.49	22,350	3.84	21,547	4.28	-3	1	21,628	4.39	22,320	3.75	-3
Real estate - commercial	33,687	4.95	33,214	4.30	33,652	4.73	1	—	33,670	4.84	33,195	4.24	1
Real estate - consumer	18,644	4.15	21,318	3.94	19,274	4.06	-13	-3	18,957	4.11	21,746	3.93	-13
Consumer	13,366	5.14	12,386	4.78	13,293	5.00	8	1	13,330	5.07	12,270	4.73	9
Total loans and leases, net	87,406	4.73	89,268	4.19	87,766	4.55	-2	—	87,585	4.64	89,531	4.14	-2
Total earning assets	106,210	4.28	109,987	3.79	107,231	4.11	-3	-1	106,722	4.20	110,992	3.73	-4
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible assets	62		90		68		-32	-10	65		94		-31
Other assets	5,548		6,095		5,792		-9	-4	5,641		6,186		-9
Total assets	$116,413		120,765		117,684		-4%	-1%	$117,021		121,865		-4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$52,547	.37	53,611	.23	52,504	.31	-2%	—%	$52,526	.34	53,437	.21	-2%
Time deposits	5,997	.76	8,559	.76	6,320	.70	-30	-5	6,158	.73	9,057	.79	-32
Deposits at Cayman Islands office	225	.97	163	.69	248	.62	38	-9	236	.79	177	.62	33
Total interest-bearing deposits	58,769	.41	62,333	.30	59,072	.36	-6	-1	58,920	.38	62,671	.30	-6
Short-term borrowings	353	1.57	212	.71	280	1.28	66	26	317	1.44	199	.60	60
Long-term borrowings	8,480	2.75	8,292	2.16	8,606	2.54	2	-1	8,543	2.64	8,357	2.20	2
Total interest-bearing liabilities	67,602	.71	70,837	.52	67,958	.64	-5	-1	67,780	.68	71,227	.52	-5
Noninterest-bearing deposits	31,426		31,868		32,047		-1	-2	31,734		32,574		-3
Other liabilities	1,852		1,775		1,620		4	14	1,713		1,760		-3
Total liabilities	100,880		104,480		101,625		-3	-1	101,227		105,561		-4
Shareholders' equity	15,533		16,285		16,059		-5	-3	15,794		16,304		-3
Total liabilities and shareholders' equity	$116,413		120,765		117,684		-4%	-1%	$117,021		121,865		-4%

Net interest spread		3.57		3.27		3.47				3.52		3.21
Contribution of interest-free funds		.26		.18		.24				.25		.19
Net interest margin		3.83%		3.45%		3.71%				3.77%		3.40%

15-15-15-15-15

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended		Six months ended
	June 30		June 30
	2018	2017	2018	2017
Income statement data
In thousands, except per share
Net income
Net income	$493,160	381,053	845,770	729,980
Amortization of core deposit and other intangible assets (1)	4,709	4,921	9,597	10,029
Net operating income	$497,869	385,974	855,367	740,009

Earnings per common share
Diluted earnings per common share	$3.26	2.35	5.48	4.47
Amortization of core deposit and other intangible assets (1)	.03	.03	.06	.06
Diluted net operating earnings per common share	$3.29	2.38	5.54	4.53

Other expense
Other expense	$776,577	750,635	1,709,921	1,538,487
Amortization of core deposit and other intangible assets	(6,388)	(8,113)	(13,020)	(16,533)
Noninterest operating expense	$770,189	742,522	1,696,901	1,521,954
Efficiency ratio
Noninterest operating expense (numerator)	$770,189	742,522	1,696,901	1,521,954
Taxable-equivalent net interest income	1,014,184	946,936	1,994,510	1,869,195
Other income	457,414	460,816	916,110	907,661
Less: Gain (loss) on bank investment securities	2,326	(17)	(7,105)	(17)
Denominator	$1,469,272	1,407,769	2,917,725	2,776,873
Efficiency ratio	52.42%	52.74%	58.16%	54.81%
Balance sheet data
In millions
Average assets
Average assets	$116,413	120,765	117,021	121,865
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(62)	(90)	(65)	(94)
Deferred taxes	17	35	17	37
Average tangible assets	$111,775	116,117	112,380	117,215
Average common equity
Average total equity	$15,533	16,285	15,794	16,304
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)
Average common equity	14,301	15,053	14,562	15,072
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(62)	(90)	(65)	(94)
Deferred taxes	17	35	17	37
Average tangible common equity	$9,663	10,405	9,921	10,442
At end of quarter
Total assets
Total assets	$118,426	120,897
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(59)	(86)
Deferred taxes	16	33
Total tangible assets	$113,790	116,251
Total common equity
Total equity	$15,578	16,284
Preferred stock	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,343	15,049
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(59)	(86)
Deferred taxes	16	33
Total tangible common equity	$9,707	10,403

(1)	After any related tax effect.

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Income statement data
In thousands, except per share
Net income
Net income	$493,160	352,610	322,403	355,923	381,053
Amortization of core deposit and other intangible assets (1)	4,709	4,888	4,261	4,735	4,921
Net operating income	$497,869	357,498	326,664	360,658	385,974

Earnings per common share
Diluted earnings per common share	$3.26	2.23	2.01	2.21	2.35
Amortization of core deposit and other intangible assets (1)	.03	.03	.03	.03	.03
Diluted net operating earnings per common share	$3.29	2.26	2.04	2.24	2.38

Other expense
Other expense	$776,577	933,344	795,813	806,025	750,635
Amortization of core deposit and other intangible assets	(6,388)	(6,632)	(7,025)	(7,808)	(8,113)
Noninterest operating expense	$770,189	926,712	788,788	798,217	742,522
Efficiency ratio
Noninterest operating expense (numerator)	$770,189	926,712	788,788	798,217	742,522
Taxable-equivalent net interest income	1,014,184	980,326	980,457	965,962	946,936
Other income	457,414	458,696	484,053	459,429	460,816
Less: Gain (loss) on bank investment securities	2,326	(9,431)	21,296	—	(17)
Denominator	$1,469,272	1,448,453	1,443,214	1,425,391	1,407,769
Efficiency ratio	52.42%	63.98%	54.65%	56.00%	52.74%
Balance sheet data
In millions
Average assets
Average assets	$116,413	117,684	120,226	119,515	120,765
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(62)	(68)	(75)	(82)	(90)
Deferred taxes	17	18	26	32	35
Average tangible assets	$111,775	113,041	115,584	114,872	116,117
Average common equity
Average total equity	$15,533	16,059	16,271	16,301	16,285
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Average common equity	14,301	14,827	15,039	15,069	15,053
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(62)	(68)	(75)	(82)	(90)
Deferred taxes	17	18	26	32	35
Average tangible common equity	$9,663	10,184	10,397	10,426	10,405
At end of quarter
Total assets
Total assets	$118,426	118,623	118,593	120,402	120,897
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(59)	(65)	(72)	(79)	(86)
Deferred taxes	16	17	19	31	33
Total tangible assets	$113,790	113,982	113,947	115,761	116,251
Total common equity
Total equity	$15,578	15,710	16,251	16,318	16,284
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,343	14,475	15,016	15,083	15,049
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(59)	(65)	(72)	(79)	(86)
Deferred taxes	16	17	19	31	33
Total tangible common equity	$9,707	9,834	10,370	10,442	10,403

(1)	After any related tax effect.